Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2016 in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-214610) and related Prospectus of BeyondSpring Inc. dated March 2, 2017.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

February 28, 2017